                                                                   Exhibit 10.17

                                SMTC CORPORATION
                                  625 Hood Road
                            Markham, Ontario L3R 4N6


                                          July 27, 2000


Mr. Stanley C. Plzak
c/o Pensar Corporation
2222 E. Pensar Drive
Appleton, WI  54911

      Re:   Employment Agreement

Dear Mr. Plzak:

      This letter sets forth the terms and conditions of your employment with SMTC Corporation, a Delaware corporation (the "Company") to be effective as of the date of closing of the transactions (the "Effective Date") described in the Stock Purchase Agreement dated as of May 23, 2000 among Pensar Corporation, a Wisconsin corporation ("Pensar"), the Company, you and the other stockholders of the Company (the "Stock Purchase Agreement"). This Agreement is entered into in connection with the transactions described in the Stock Purchase Agreement pursuant to which you, as a stockholder of Pensar, will receive certain cash payments and common stock of the Company upon the purchase of your shares of common stock of Pensar.

      1. Employment and Services. You shall be employed as Executive Vice President, Pensar Corporation for the period beginning on the Effective Date and ending on December 31, 2001 or on such earlier date as your employment is terminated pursuant to paragraph 4 hereof (the "Employment Period"). The Employment Period shall automatically be extended for successive one-year terms on December 31 of each year beginning with December 31, 2001, unless (i) either party has given written notice of non-renewal to the other party at least 90 days prior to the scheduled expiration date of the Employment Period or (ii) your employment has been terminated pursuant to paragraph 4 hereof.

      During the Employment Period, you shall render such services of a senior executive nature to the Company and its subsidiaries, including Pensar Corporation (collectively, the "SMTC Group"), and shall have such powers, duties and responsibilities as may from time to time be prescribed by the Company's Board of Directors (the "Board"). You shall perform

                                                                 Pensar Employee
                                                            Employment Agreement
                                                                   July 27, 2000


and discharge, faithfully, diligently and competently such services, duties and responsibilities. You shall devote all of your business time and attention and your best efforts and ability to the business and affairs of the SMTC Group and shall not engage in other business activities (whether or not compensated) during the Employment Period without prior written consent of the Board. You agree to serve, if elected or appointed thereto, in one or more positions as an officer or director of any one or more current or future members of the SMTC Group or any of their affiliates, or as an officer, trustee, director or other fiduciary of any pension or other employee benefit plan of any member of the SMTC Group. Service in such additional positions will be without additional compensation except for reimbursement of reasonably related business expenses on the same terms as provided elsewhere in this Agreement.

      2. Compensation. As compensation for your services performed under this Agreement during the Employment Period, the Company shall pay you a base salary at the rate of $275,000 per year, subject to such increases as the Board may approve in its sole discretion ("Base Salary"). Such compensation shall be payable in installments in accordance with the Company's regular payroll practices.

      3. Benefits.

            a. Participation in Benefit Plans. During the Employment Period, you shall be entitled to participate in or receive benefits under any life insurance plan, health and accident insurance plan, retirement plan and all other benefit arrangements generally available to the executive officers and employees of the Company (other than severance plans or arrangements) as in effect from time to time, except to the extent these benefit plans are duplicative of benefits otherwise provided to you under this agreement. Participation in these benefit plans shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Company, and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan.

            b. Business Expenses. The Company will reimburse your reasonable out-of-pocket expenses incurred in connection with the performance of your services hereunder, in each case subject to and consistent with the policies of the Company.

            c. Vacation. During the Employment Period you shall be entitled to forty paid vacation days in every fiscal year, to be taken at such times and intervals as shall be determined by you in your reasonable discretion and as consented to by the Board, which consent shall not be unreasonably withheld. You shall also be entitled to all paid holidays given by the Company to its employees. Your paid vacation days shall be prorated for any period of service hereunder less than a full year. You will not be entitled to cash compensation for any vacation time not taken during the term hereof.

                                                                 Pensar Employee
                                                            Employment Agreement
                                                                   July 27, 2000


            d. Other Allowances. You shall be entitled to annual allowances of
(i) $15,000 per annum for a company car, (ii) $2,000 per annum for tuition reimbursement, and (iii) $1,000 per annum for third-party financial planning services. You shall also be entitled to a one-time $1,000 allowance for the purchase of a computer, to be repaid over 18 months through payroll deductions.

            e. Stock Option. On the Effective Date, the Company shall grant you a stock option to purchase _________ shares of Common Stock, $0.001 par value, of the Company at an exercise price of $16.00 per share. Such stock option shall be pursuant to the Company's 2000 Stock Option Plan as in effect from time to time and any applicable stock grant agreement and the Stockholders Agreement dated as of July 27, 2000, by and among the Company and certain of its stockholders.

      4. Termination and Severance. The Employment Period shall terminate prior to its scheduled expiration date on the first to occur of (i) your death or permanent disability (defined as your actual inability to perform normal duties for a period of 90 consecutive days or for a total of 120 days in any two-year period or your prospective inability to perform such duties for such period as determined in good faith by the Board), (ii) a vote of the Board directing such termination for Cause, (iii) a vote of the Board directing such termination without Cause, or (iv) termination by you for Good Reason (which termination shall in any event be upon not less than 30 days' prior written notice). In the event of termination of the Employment Period pursuant to clauses (iii) or (iv) above and so long as you comply with the restrictions set forth in paragraphs 5 and 6 below, the Company shall continue to pay your Base Salary until the date which is one year following the date of such termination or until December 31, 2001, whichever is later. Except as set forth in this paragraph 4, you shall not be entitled to any compensation or other payment from the Company or any current or future member, or affiliate of any such member, of the SMTC Group in connection with the termination of your employment. For purposes of this Agreement, (x) "Cause" shall mean (i) your willful and repeated failure to comply with the lawful directives of the Board, (ii) any criminal act or act of dishonesty, disloyalty, misconduct or moral turpitude by you that is injurious to the property, operations, business or reputation of any member of the SMTC Group, or (iii) your material breach of this Agreement that is not cured within 30 days after written notice thereof to you by the Company (provided, however, that the Company shall be required to allow only one such cure period in each twelve-month period), and (y) "Good Reason" shall mean (i) the Company's material breach of this Agreement that is not cured within 30 days after written notice thereof to the Company by you or (ii) a reduction in your responsibilities and authority such that you no longer function as Executive Vice President, Pensar Corporation, provided however, that if you do not terminate within 30 days after the Company has provided you notice of any such reduction in responsibilities (provided, however, that the Employee shall be required to allow only one such cure period in each twelve-month period), then you shall be deemed to have waived your right to terminate for Good Reason based on such reduction.

                                                                 Pensar Employee
                                                            Employment Agreement
                                                                   July 27, 2000


      5. Confidential Information. You acknowledge that by reason of the transactions described in the Stock Purchase Agreement and by reason of your employment by Pensar Corporation (during the term prior to the Employment Period) and the Company, you have acquired and will acquire information concerning the business or affairs of members of the SMTC Group (collectively, the "Confidential Information"). You further acknowledge that the Confidential Information is the property of the SMTC Group. You shall not at any time during or after the Employment Period without the prior written consent of the Board, disclose to any unauthorized person or use for your own account or for the account of any person other than the SMTC Group or its affiliates any Confidential Information, except to the extent necessary to comply with (i) applicable law or regulation or (ii) an order of a court or governmental authority acting within its jurisdiction.

      Notwithstanding anything contained in this Agreement to the contrary, the term "Confidential Information" shall not include information that (i) becomes generally available to the public other than as a result of a disclosure by you or anyone to whom you transmit Confidential Information; (ii) was available to you on a nonconfidential basis prior to acquiring such information in connection with your employment by Pensar Corporation or the Company or otherwise from Pensar Corporation, the Company or another member of the SMTC Group (including during the term prior to the Employment Period); (iii) during or after the Employment Period becomes available to you on a nonconfidential basis from a source other than the Company or another member of the SMTC Group who, to your knowledge, is not bound by a confidentiality agreement or other obligation of secrecy with the Company with respect to such information; or (iv) was known to you or in your possession prior to the date you acquired such information in connection with your employment by Pensar Corporation or the Company or otherwise from Pensar Corporation, the Company or by another member of the SMTC Group (including during the term prior to the Employment Period).

      Upon termination of the Employment Period or at the request of the Board at any time, you shall deliver to the Board all documents containing Confidential Information or relating to the business or affairs of the SMTC Group or their affiliates that you may then possess or have under your control.

      6. Non-Competition; Non-Solicitation.

            a. Non-Competition. You acknowledge that you are and will be in possession of Confidential Information, that your services are of unique and great value to the SMTC Group, and that some restrictions on your activities during and after your employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the SMTC Group. Accordingly, during the Employment Period and for the period thereafter during which you receive continued payments of your Base Salary pursuant to Section 4 or, in the case of termination of your employment for Cause pursuant to Section 4(ii), for a period of

                                                                 Pensar Employee
                                                            Employment Agreement
                                                                   July 27, 2000


one year following the date of termination of your employment (the "Non-Compete Period"), you shall not, directly or indirectly, own, manage, control, participate in, consult with, render services to, or in any manner engage in, any enterprise engaged in the design, development, manufacture or assembly of printed circuit boards or other electronic manufacturing services within any geographical area in which the SMTC Group or its affiliates do business on the date of termination of your employment. Such geographical area shall include but not be limited to North America (including Mexico). Nothing herein shall prohibit you from being a passive owner of not more than 5% of any publicly-traded class of capital stock of any entity engaged in a competing business.

            b. Non-Solicitation of Employees, Suppliers and Customers. During the Non-Compete Period, you shall not (i) interfere with the relationship between the SMTC Group or any of its affiliates on the one hand, and any of their employees on the other hand, or induce or attempt to induce any employee of the SMTC Group or its affiliates to terminate his or her employment, (ii) hire directly or through another entity any person who was an employee of the SMTC Group or any of its affiliates at any time during the Employment Period (other than a former employee of the SMTC Group who left his or her employment without any inducement by you), (iii) induce or attempt to induce any independent contractor providing services to the SMTC Group or any of its affiliates to terminate or diminish its relationship with the SMTC Group or its affiliates, (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the SMTC Group or its affiliates to cease doing business with such entity, or (v) in any way interfere in any material respect with the relationship between any such customer, supplier, licensee or business relation and the SMTC Group or its affiliates.

            c. Scope of Restriction. If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, you agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

            d. Necessity of Restraints. You acknowledge that the restraints imposed by this paragraph 6 and by paragraph 5 above are reasonable and necessary for the protection of the SMTC Group and its affiliates, and that any such entity would be irreparably harmed by a breach by you of these provisions, and that the SMTC Group have the right and remedy to seek specific performance and accounting.

            e. Enforceability of Covenants Under Stock Purchase Agreement. Notwithstanding anything to the contrary in this Agreement, nothing herein shall limit or impair in any way the separate and independent enforceability of the non-competition and confidentiality covenants set forth in Sections 7 and 8 of the Stock Purchase Agreement, which covenants shall be and remain separate and independent covenants enforceable in accordance with their terms.

                                                                 Pensar Employee
                                                            Employment Agreement
                                                                   July 27, 2000


      7. Withholding; Currency. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under any applicable law or legal requirement. All amounts set forth in this Agreement are denominated in US Dollars.

      8. Prior Agreements. Except as expressly provided herein, all prior agreements, arrangements or understandings, written or oral, with respect to your employment with the Company or any subsidiary or affiliate thereof are superseded by this Agreement and shall be of no further force and effect.

      9. Survival. The provisions of paragraphs 4, 5 and 6 hereof will survive any termination of this Agreement in accordance with their respective terms.

      10. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

      11. Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (i) delivery by hand, (ii) one business day after being sent by overnight courier; or (iii) in the case of transmission by facsimile, when confirmation of receipt is obtained. Such communications shall be addressed and directed to the parties as follows (or to such other address as either party shall designate by giving like notice of such change to the other party):

            If to you, at the address first stated above.

            If to the Company:

                  Pensar Corporation
                  2222 E. Pensar Drive
                  Appleton, WI 54911

            with a copy to:

                  SMTC Corporation
                  635 Hood Road
                  Markham, Ontario
                  L3R 4N6

                                                                 Pensar Employee
                                                            Employment Agreement
                                                                   July 27, 2000


            and:

                  Ropes & Gray
                  One International Place
                  Boston, MA 02110
                  Attention: Alfred O. Rose
                  Facsimile: 617-951-7050

      12. Amendment; Waiver. No provision of this Agreement may be amended modified, waived or discharged unless such amendment waiver, modification or discharge is approved by the Board and agreed to in writing signed by you and such officer as may be specifically authorized by the Board in connection with such approval. No waiver of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      13. Assignment. This Agreement shall inure to the benefit of and be binding upon (i) you, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and (ii) the Company and its successors (including, without limitation, by means of reorganization, merger, amalgamation, consolidation or liquidation) and permitted assigns. The Company may assign this Agreement to any member of the SMTC Group or to any successor of the Company by reorganization, merger, consolidation or liquidation and any transferee of all or substantially all of the business or assets of the Company or of any division or line of business of the Company with which you are associated. The Company and the members of the SMTC Group require your personal services hereunder and you may not assign this Agreement.

                                    * * * * *

                                                                 Pensar Employee
                                                            Employment Agreement
                                                                   July 27, 2000


      Please execute the extra copy of this letter Agreement in the space below and return it to the undersigned at the address set forth above to confirm your understanding and acceptance of the agreements contained herein.

                                       Very truly yours,

                                       SMTC Corporation

                                       By: /s/ Paul Walker
                                          --------------------------
                                       Name: Paul Walker
                                       Title:  President

Accepted and agreed to:


 /s/ Stanley C. Plzak
-------------------------
Stanley C. Plzak